Exhibit 99.5

The following Frequently Asked Questions document was distributed by email to employees of Butterfly on November 20, 2020:

FAQ

Q: What is a SPAC?

A: SPAC stands for Special Purpose Acquisition Company. It is a publicly traded company created for the purpose of acquiring or merging with an existing company, like Butterfly Network.

Q: Are we being acquired? Will the company’s name stay the same, or are we becoming Longview?

A: At the closing of the transaction, we will be merging into a subsidiary of Longview Acquisition Corp. Upon completion of the transaction, the combined company will operate as Butterfly Network, Inc. The publicly traded entity will be renamed Butterfly Network, Inc. and will be listed on the New York Stock Exchange under the BFLY ticker symbol.

Q: Why are we going public through a SPAC?

A: Working with a top tier institutional investor as a vehicle to enter the public market is a streamlined and efficient way to tell the compelling story of Butterfly Network’s leadership, success and continued growth potential. We are at the forefront of transforming global perceptions and wide-spread use of medical imaging through semiconductor technology to address the significant challenges that have limited progress in this space for so long, including high costs and lack of portability.

This transaction will enable us to further accelerate the adoption of Butterfly Network’s breakthrough solutions and strengthen our future pipeline of innovative technologies. We are thrilled to partner with Longview Acquisition Corp. to help usher the Company into its next phase of growth and reach our full potential as we work to fulfill our mission to democratize medical imaging.

Q: When will we go public?

A: The next step involves Longview Acquisition Corp. submitting certain filings to the Securities and Exchange Commission, or the SEC, which will provide additional information about the transaction and the company going forward, and will be publicly available. The SEC will then engage in a comment and review process involving the proposed disclosure. Once the SEC review process is complete, and subject to certain other closing conditions of the transaction, we expect to complete the merger and become a public company with securities listed on the New York Stock Exchange in the first quarter of 2021.

Q: How does this change our jobs until we go public?

A: It doesn’t. Now more than ever it’s critically important that everyone remain focused on delivering upon our near- and long-term goals. In the initial period after the announcement and later as a public company, compliance with company policies, especially those involving communicating with the press and trading in company securities, will become extremely important. A special project team will work through public company-readiness requirements, and more information will be provided to employees before the closing.

Q: Can I tell others about this news?

A: We’re glad you’re excited and enthusiastic about this news - it’s a big moment for Butterfly Network! That said, the media team will be addressing all inquiries and announcements to our partners, suppliers or customers. If you have questions, please reach out to claymedia@butterflynetinc.com

Q: Can I share this on my social media?

A: We encourage employees to post to their social media accounts, following the below guidelines, and using the sample post provided in the “SPAC Employee Resource Folder” Google drive.

Feel free to link to the press release on your social media channels - using the title or a direct quote from the press release as your caption, plus tagging Butterfly Network and including the hashtag #employee for full disclosure. You are also welcome to ‘like’ and re-post any of our social media posts that link to the press release, however we kindly ask that you refrain from commenting on the deal if you choose to do any of the above. The only language approved is what’s written in the press release.

Q: If someone I don’t know reaches out to me with questions about the news, what should I do?

A: If anyone you do not know reaches out to you with questions about this news, please do not respond, even if you think you know the answer. Instead, please reach out to claymedia@butterflynetinc.com immediately and they will provide guidance.

Q: Can we buy stock in the Longview Acquisition Corp. SPAC while we are waiting to complete the merger and become public?

A: Due to securities law requirements and considerations, you and your family members should not buy shares of the SPAC (either directly or through someone doing it on your behalf) right now.

Q: Is Butterfly still pursuing a series raise in addition to the convertible note and SPAC? Does this change our valuation?

A: No, we are not currently pursuing any additional capital raise. The Pro Forma enterprise value of the merger is $1.5 billion, with the combined company expected to have an estimated $584 million in cash after closing.

Q: Will my job go away? Will my duties change? Will any offices close?

A: The company structure, employee reporting lines, and office locations will remain in place through this transition, and we should all continue working together towards our shared goals.

Q: Will my benefits or salary change?

A: Butterfly expects to continue our co-employment relationship with Insperity, and employee payroll, benefits, 401k, and policies will not change as a result of this transition. Please reach out to Katie Yoshida with questions on this topic.

Q: Will leadership change? What about the Board of Directors?

Butterfly’s executive officers will continue in their roles after the closing. Jonathan Rothberg will be the Chairman of the Board of Directors after the closing, and additional members will be joining the Board of Directors as part of this transition, including Larry Robbins, Longview Chair and Glenview CEO.

Q: Will Jonathan Rothberg continue to be involved with Butterfly?

A: Butterfly has been guided since the beginning by Jonathan’s vision, and he will continue to work with leadership and our Board of Directors to continue to drive innovation.

Q: Will Butterfly still be part of the 4Catalyzer Corporation Group?

A: As part of this transition, Butterfly will separate previously-shared administrative functions from 4Catalyzer. Butterfly will continue to be able to benefit from relationships with the 4Catalyzer Group operating companies, and our continued shared work space will continue to allow for the camaraderie we enjoy today. For questions on this issue, please reach out to Katie Yoshida or Stephanie Fielding.

Q: What does this mean in terms of our individual equity in the company?

A:  Individual employee equity agreements will remain in place. Butterfly stock options, whether or not vested, will be converted into stock options to purchase shares of the public company’s stock as part of the transaction. Options will be converted on a one-for-1.0383 basis per share, rounded down to the nearest whole number of shares. For employees who are currently expecting to receive an agreement for equity grants referenced via an offer letter, those agreements will be distributed by 1/15/2021. Please reach out to Katie Yoshida with any individual questions regarding equity.

More information regarding equity once Butterfly is a public company, including the exercising of options, liquidity, lockup, buying shares, etc., will be addressed in the coming weeks.

FORMAL ANNOUNCEMENT

Please find more information, including the Butterfly press release, at www.butterflynetwork.com/investors

Important Information about the Business Combination and Where to Find It

In connection with the proposed business combination, Longview Acquisition Corp. (“Longivew”) intends to file with the SEC a registration statement on Form S-4 (the “Registration Statement”), which will include a preliminary proxy statement/prospectus and a definitive proxy statement/prospectus, and certain other related documents, which will be both the proxy statement to be distributed to holders of shares of Longview’s common stock in connection with Longview’s solicitation of proxies for the vote by Longview’s stockholders with respect to the business combination and other matters as may be described in the Registration Statement, as well as the prospectus relating to the offer and sale of the securities of Longview to be issued in the business combination. Longview’s stockholders and other interested persons are advised to read, when available, the preliminary proxy statement/prospectus included in the Registration Statement and the amendments thereto and the definitive proxy statement/prospectus, as well as other documents filed with the SEC in connection with the proposed business combination, as these materials will contain important information about the parties to the Business Combination Agreement, Longview and the proposed business combination. After the Registration Statement is declared effective, the definitive proxy statement/prospectus and other relevant materials for the proposed business combination will be mailed to stockholders of Longview as of a record date to be established for voting on the proposed business combination and other matters as may be described in the Registration Statement. Stockholders will also be able to obtain copies of the preliminary proxy statement/prospectus, the definitive proxy statement/prospectus, and other documents filed with the SEC that will be incorporated by reference therein, without charge, once available, at the SEC’s web site at www.sec.gov, or by directing a request to: Longview Acquisition Corp., 767 Fifth Avenue, 44th Floor, New York, NY 10153, Attention: Mark Horowitz, Chief Financial Officer or to info@longviewacquisition.com.

Participants in the Solicitation

Longview and its directors and executive officers may be deemed participants in the solicitation of proxies from Longview’s stockholders with respect to the business combination. A list of the names of those directors and executive officers and a description of their interests in Longview will be contained in the Registration Statement for the business combination, when available, and will be available free of charge at the SEC’s web site at www.sec.gov, or by directing a request to Longview Acquisition Corp., 767 Fifth Avenue, 44th Floor, New York, NY 10153, Attention: Mark Horowitz, Chief Financial Officer or to info@longviewacquisition.com. Additional information regarding the interests of such participants will be contained in the Registration Statement when available.

Butterfly Network, Inc. and its directors and executive officers may also be deemed to be participants in the solicitation of proxies from the stockholders of Longview in connection with the business combination. A list of the names of such directors and executive officers and information regarding their interests in the business combination will be contained in the Registration Statement when available.

No Offer or Solicitation

This communication shall not constitute a solicitation of a proxy, consent, or authorization with respect to any securities or in respect of the proposed business combination. This communication shall also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, or an exemption therefrom.